 Exhibit 32.02

RAFAEL HOLDINGS, INC.

Certification Pursuant to
18 U.S.C. Section 1350
(as Adopted Pursuant to Section 906 of
the Sarbanes-Oxley Act Of 2002)

In connection with this Amendment No. 1 to the Annual Report of Rafael Holdings, Inc. (the “Company”) on Form 10-K/A for the annual period ended July 31, 2024 as filed with the Securities and Exchange Commission (the “Report”), I, David Polinsky, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 19, 2024

/s/ David Polinsky
Davd Polinsky
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Rafael Holdings, Inc. and will be retained by Rafael Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.